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                                                                    EXHIBIT 10.2

                    REAL PROPERTY PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

         THIS REAL PROPERTY PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "AGREEMENT") is made and entered into as of the 12th day of September, 2005 (the "EFFECTIVE DATE"), by and between Hines Nurseries, Inc., a California corporation ("SELLER"), and Quantum Ventures, LLC, a Florida limited liability company ("BUYER").

                                 R E C I T A L S

         A. Seller owns certain unimproved real property located at 17455 SW 157th Avenue, Miami-Dade County, Florida, consisting of approximately 121.92 acres, and more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference (the "PROPERTY").

         B. Seller seeks to sell the Property to Buyer, and Buyer seeks to buy the Property from Seller, upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. PURCHASE AND SALE. Subject to, and on the basis of, the terms, covenants and conditions set forth in this Agreement, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, all right, title and interest of Seller in and to the Property.

         2. PURCHASE PRICE AND DEPOSIT.

                  2.1 PURCHASE PRICE. The purchase price ("PURCHASE PRICE") for the purchase of the Property by Buyer from Seller pursuant to the provisions of this Agreement shall be Forty-Seven Million Eight Hundred Fifty-Three Thousand Six Hundred and 00/100 Dollars ($47,853,600.00), subject to the provisions of
Section 2.1.3. The Purchase Price shall be payable to Seller by Buyer as follows:

                           2.1.1 DEPOSIT. Within three (3) business days after
the Effective Date, Buyer shall deposit by cashier's check or wire transfer of immediately available federal funds into the Escrow provided for in Section 5 the sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) (the "DEPOSIT"). After the Deposit is made, Two Hundred Thousand Dollars ($200,000.00) of the Deposit (the "NONREFUNDABLE CONSIDERATION") shall be immediately disbursed to Seller and shall be nonrefundable to Buyer, notwithstanding any other provision of this Agreement except in the event of a default by Seller. The parties acknowledge that the Nonrefundable Consideration is intended as consideration for Seller entering into this Agreement and committing to take the Property off the market and to sell the Property upon the terms and conditions in this Agreement. As such, the Nonrefundable Consideration shall be deemed earned upon the execution of this Agreement, regardless of whether this Agreement is subsequently terminated for failure of a contingency or a closing condition (other than a default by Seller). If Buyer has not terminated this Agreement pursuant to Section 3.1 or 4.2 below on or prior to the Due Diligence/Feasibility Date (as defined in Section 4.2 below), Escrow Holder shall, without any requirement for further instructions, release the remaining Deposit (other than the previously released Nonrefundable Consideration) to Seller, which funds shall become non-refundable in all instances other than a termination of this Agreement due to Seller's default


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hereunder or the failure of an express condition precedent to Buyer's obligation to close Escrow under this Agreement. The Deposit will be credited against the Purchase Price. If requested by Buyer, prior to any disbursement to Seller hereunder, the Deposit shall be deposited by Escrow Holder into an interest-bearing account selected by Buyer. The interest earned prior to disbursement to Seller shall be credited against the Purchase Price at the time of Closing or in the event that this Agreement is terminated, the interest shall be paid to the Buyer, unless such termination is a result of Buyer's default under the terms hereof. Buyer shall not be entitled to any interest on the Deposit from and after its disbursement hereunder to the Seller. In addition to all of Seller's rights and remedies under this Agreement and applicable law, Seller shall have the right to terminate this Agreement if for any reason Buyer shall fail to make the Deposit required to be made by Buyer when due hereunder.

                           2.1.2 CLOSING PAYMENT. The balance of the Purchase
Price due at the Closing shall be paid by Buyer in cash by wire transfer of immediately available federal funds made to Escrow Holder no later than 12 noon Eastern Time on the Closing Date.

                           2.1.3 CONTINGENT DEFERRED PURCHASE PRICE FOR
INCREASED DENSITY. In addition to the payment of the Purchase Price described above, Buyer shall pay to Seller the Deferred Purchase Price Payment (defined below) in the event the Property or any portion thereof is subdivided for the development of more than four (4) residential lots per acre on average. The term "DEFERRED PURCHASE PRICE PAYMENT" shall mean an amount determined by multiplying $40,000 times the number of lots in excess of four (4) residential lots per acre (rounded to the nearest 1/4 acre) within any Final Plat (as defined below) within the Property. The Deferred Purchase Price Payment shall be due and shall be paid by Buyer to Seller within thirty (30) days after the date on which a final plat of subdivision (a "FINAL PLAT") has been recorded in with the County Clerk (defined below). Buyer shall use its good faith and diligent efforts to obtain and record a Final Plat as soon as is practicable after the last day of each of the First Period of the Lease Term and the Second Period of the Lease Term (each as defined in the Lease) covering all of the portion of the Property no longer covered by the Lease. If Buyer fails to use its good faith and diligent efforts to obtain and timely record such Final Plats as required pursuant to the preceding sentence and a zone change has been approved for the Property, then the Deferred Purchase Price Payment shall be immediately due and payable, and notwithstanding anything set forth above, the Deferred Purchase Price shall be determined by multiplying $40,000 times the number of lots in excess of four (4) residential lots per acre (rounded to the nearest 1/4 acre) approved by the County as the maximum density pursuant to the zone change for the Property. Notwithstanding the foregoing, in the event that Buyer has used its good faith and diligent efforts to obtain County approval for a zone change and a Final Plat, but has been unable to obtain either or both such approvals, then the periods for recording the Final Plats as set forth above shall be extended for the period reasonably necessary to obtain the required County approvals. Buyer shall deliver to Seller written notice of County approval of any recordation of any Final Plat or zone change within ten (10) days after such recordation or approval, and shall include with such notice a copy of the recorded Final Plat or County approval of the zone change, as the case may be. The Deferred Purchase Price Payment shall be based on the maximum approved or platted residential lots as approved by the County, regardless of whether Buyer actually constructs the maximum permissible number of residences on the applicable portion of the Property. The provisions of this Section 2.1.3 shall survive the Closing.

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                                    (a) Any portion of the Deferred Purchase
Price Payment that is not paid when required hereunder shall bear compound interest per annum from and after the date it was due at the lesser of (i) the Prime Rate (as defined by The Wall Street Journal from time to time), plus five percent (5%), or (ii) the maximum amount of interest permitted by law.

                                    (b) Buyer's obligation to pay the Deferred
Purchase Price Payment to Seller shall be secured in part by a standby letter of credit in the amount of TWO MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($2,500,000.00) (the "LETTER OF CREDIT"). The Letter of Credit shall (i) name the Seller as beneficiary, (ii) be from a financial institution acceptable to Seller in its sole discretion, (iii) permit Seller to draw upon the Letter of Credit to satisfy any unpaid and delinquent Deferred Purchase Price Payments pursuant to Section 2.1.3 of this Agreement upon presentation and a certification by Seller of the amounts so due; (iv) allow for partial draws as Deferred Purchase Price Payments come due and for full draw in the event the Letter of Credit is not renewed or replaced as required hereunder; (v) be for an initial term of no less than two (2) years and be renewable so as to cover the period prior to final subdivision of the Property subject to the other provisions of this Section 2.1.3(b); (vi) and otherwise be in form and substance acceptable to Seller in its sole discretion. Buyer shall deliver a proposed specimen form of Letter of Credit for Seller's review and approval within ten
(10) days after the Effective Date, and Seller shall deliver its approval or required modifications of such Letter of Credit within five (5) business days of receipt of such specimen. If Buyer has not terminated this Agreement pursuant to
Section 3.1 or 4.2 below, then on or prior to the Due Diligence/Feasibility Date, Buyer shall deposit the Letter of Credit with Escrow for delivery to Seller upon the Closing. In addition to Seller's right to draw upon the Letter of Credit, in the event that Buyer fails to pay the Seller the Deferred Purchase Price Payment as set forth above, Seller shall have the right to place a lien on the subject Property. Until such time as Final Plats have been recorded completing the final subdivision of the entire Property and Buyer has paid to Seller all Deferred Purchase Price Payments in relation to such Final Plats (the "FINAL PURCHASE PRICE PAYMENT DATE"), Buyer shall cause the Letter of Credit to be renewed or replaced at least thirty (30) days prior to its expiration date. If Buyer fails to so extend or replace the Letter of Credit, Seller may draw the entire remaining amount of the Letter of Credit and hold such proceeds as security for all Deferred Purchase Price Payments as they come due.

                                    (c) Seller shall return the Letter of Credit
to Buyer (or at Buyer's request to the institution that issued same) for cancellation within ten (10) business days after the earliest to occur of (i) the Final Purchase Price Payment Date, (ii) upon written request from Buyer at any time at least five (5) years after the after the termination of the Lease in the event Buyer has used its good faith and diligent efforts to obtain County approval of a zone change and Final Plats for the subdivision of the Property into residential lots but has not been able to do so within such five (5) year period ; or (iii) such time as Buyer has obtained and recorded Final Plats for the entirety of the Property and there is no Deferred Purchase Price Payment payable because there are less than or equal to four (4) lots per acre, rounded to the nearest 1/4 acre. The release and return of the Letter of Credit hereunder shall not relieve Buyer of the obligation to pay any additional Deferred Purchase Price Payments that may come due after the Letter of Credit is returned to Buyer in the event the Property is further subdivided after the return of the Letter of Credit.

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         3. TITLE.

                  3.1 TITLE AND SURVEY MATTERS.

                           3.1.1 RECEIPT. Seller has delivered to Buyer a title
insurance commitment covering the Property, together with complete copies of all instruments referred to therein as exceptions to title (collectively, the "LAWYERS TITLE COMMITMENT") prepared by Lawyers Title Insurance Company dated August 4, 2005; Order No. 52239874LA. Buyer and Seller will cooperate to cause Commonwealth Title Insurance Company (the "TITLE COMPANY") to issue a commitment for the Property (the "COMMONWEALTH TITLE COMMITMENT"), provided, however, any delay in the issuance of the Commonwealth Title Commitment shall not be a default by Seller, and shall not extend the Title Contingency Date. In the event that there are any cancellation fees for the Lawyers Title Commitment, such fees shall be paid by Seller. In the event that the Commonwealth Title Commitment or a subsequent supplement thereto shows a title exception that is not shown as an exception on the Lawyers Title Commitment and would materially interfere with the development or financability of the Property for residences with a density of four (4) residences per acre, and Seller is unwilling to cause such exception to be removed or "endorsed" over (it being acknowledged that Seller may use Lawyers Title Insurance Company to provide the Title Policy if Commonwealth Title is unwilling to endorse or ensure over such exception), then Buyer may terminates this Agreement pursuant to Section 3.1.2(a), and upon such termination the entire Deposit, including the Nonrefundable Consideration, shall be refunded to Buyer.

                           3.1.2 APPROVAL. Buyer shall have until 5:00 p.m.
Pacific Time on September 22, 2005, (the "TITLE CONTINGENCY DATE") to review and approve (a) the Lawyers Title Commitment and the Commonwealth Title Commitment and all supplements thereto delivered to Buyer prior to the Title Contingency Date, and all exceptions to title referred to therein, (b) all additional matters, if any, affecting title to the Property disclosed by Seller to Buyer in writing, and (c) all matters which would be disclosed by an ALTA survey of the Property prepared in accordance with the 1992 Minimum Detail Requirements for ALTA/ACSM Land Title Surveys (collectively, "TITLE AND SURVEY MATTERS"). Buyer may, at its option and sole cost and expense, obtain a survey of the Property; provided, however, that obtaining such survey shall not be a condition precedent to Buyer's obligations hereunder. In the event that Buyer obtains a survey, it shall promptly provide Seller with a copy of such survey. Unless Buyer gives written notice to the Escrow Holder and Seller ("TITLE APPROVAL NOTICE") that it disapproves all or some (or subject to the provisions of the immediately following sentence) of the Title and Survey Matters on or before the Title Contingency Date, Buyer shall be deemed to have approved all of the Title and Survey Matters. In the event Buyer desires to approve some, but not all, of the Title and Survey Matters, Buyer shall describe in reasonable detail all Title and Survey Matters so disapproved ("DISAPPROVED EXCEPTIONS") in the Title Approval Notice delivered on or before the Title Contingency Date; all Title and Survey Matters not so disapproved in reasonable detail in such Title Approval Notice shall automatically be deemed approved by Buyer. In the event that Buyer desires any endorsements to the Owner's Title Policy (defined below), Buyer shall separately negotiate such endorsements with the Title Company and notwithstanding anything else to the contrary herein, Buyer's obligations under this Agreement shall not be conditioned or contingent on Buyer obtaining the issuance of any such endorsements, and the Closing shall not be delayed for Buyer's failure to obtain the issuance of any such endorsements.

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                                    (a) If Buyer disapproves of one or more of
the Title and Survey Matters, Seller shall have a ten (10) day period after its receipt of Buyer's Title Approval Notice within which to notify Buyer in writing (which writing shall describe the response selected) of its intention to attempt to remove prior to the Closing the Disapproved Exceptions (or portions thereof) as exceptions to title or to obtain endorsements to the Owner's Title Policy acceptable to Buyer with respect to the Disapproved Exceptions (Seller having the right but not the obligation to do so). If for any reason, within such ten
(10) day period, Seller does not provide Buyer with such notice, Seller shall be deemed to have elected to not remove (or obtain such endorsements for) such Disapproved Exceptions. If Seller does not agree, or is deemed not to have agreed, to so attempt to remove any Disapproved Exceptions, then Buyer shall have the right, to terminate this Agreement by delivery of written notice to Seller and Escrow Holder within five (5) days after the expiration of such ten
(10) day period ("TITLE TERMINATION Notice"). Buyer's failure to deliver to Seller and Escrow Holder the Title Termination Notice on or before the Due Diligence/Feasibility Date shall be conclusively deemed Buyer's approval of all Title and Survey Matters except for those Disapproved Exceptions which Seller has committed in writing to remove. In the event Buyer so terminates this Agreement, the obligations of Seller to sell, and Buyer to buy, the Property as provided herein, and each of the parties' obligations under this Agreement, except for those obligations hereunder which specifically survive such a termination, shall terminate, Buyer shall receive a full refund of the Deposit less the Nonrefundable Consideration (the "REFUNDABLE PORTION OF THE DEPOSIT"), including all accrued interest, and Seller and Buyer shall have no further obligation in connection herewith.

                                    (b) Upon a termination of this Agreement by
Buyer pursuant to this Section 3.1, Buyer shall deliver all Due Diligence Materials (defined below) shall be promptly delivered by Buyer to Seller, and Buyer shall promptly deliver to Seller all entitlement materials, applicants and agreements, all surveys, appraisals, investigative reports and other written materials developed by (or for the benefit of) Buyer in connection with its due diligence review as set forth in Section 4 of this Agreement and application for entitlements as described in Section 4.5 of this Agreement ("BUYER PREPARED DUE DILIGENCE AND ENTITLEMENT MATERIALS"). Notwithstanding the foregoing, Buyer shall not be required to deliver to Seller any internal memoranda or projections for the Property nor any documents between Buyer and attorneys. Seller acknowledges that Buyer does not represent nor warrant any information found in the Buyer Prepared Due Diligence and Entitlement Materials delivered to Seller. The terms of this section shall survive the termination and/or Closing.

                  3.2 EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Property subject only to the following exceptions to title (collectively, the "PERMITTED EXCEPTIONS"): (a) real estate taxes and assessments not then delinquent; (b) the lien of supplemental taxes assessed with respect to matters occurring on or after the Closing Date; (c) the printed exceptions which appear in the Owner's Title Policy issued by the Title Company;
(d) all Title and Survey Matters approved or deemed approved by Buyer pursuant to this Agreement; and (e) any matters affecting the Property which are created by or with the consent of Buyer, including, without limitation, any matters relating to entitlements sought by Buyer prior to the Closing. Conclusive evidence of the availability of such title shall be the irrevocable commitment of the Title Company to issue to Buyer on the Closing Date an ALTA owner's policy of title insurance ("OWNER'S TITLE POLICY") in the face amount of the Purchase Price, which Owner's Title Policy shall reflect that title to the Property is vested of record in Buyer, subject only to the Permitted Exceptions.

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         4. BUYER'S DUE DILIGENCE AND PROPERTY ENTITLEMENTS.

                  4.1 DELIVERY AND AVAILABILITY OF DUE DILIGENCE MATERIALS. Seller, simultaneously with the execution of this Agreement, shall provide to Buyer copies of the reports and other written materials ("DUE DILIGENCE MATERIALS") described on EXHIBIT B.

                  4.2 DUE DILIGENCE CONTINGENCY. Buyer shall have the right to disapprove the results of Buyer's review of the Due Diligence Materials or the Inspections (defined below) and to terminate this Agreement by delivery of written notice of termination ("BUYER'S TERMINATION NOTICE") to Seller and Escrow Holder on or before 5:00 p.m. Pacific Time on October 12, 2005 (the "DUE DILIGENCE/FEASIBILITY DATE"). Notwithstanding the foregoing sentence, if Buyer has used its best efforts to complete its review of the Due Diligence Materials and the Inspections by the Due Diligence/Feasibility Date, then by written notice to Seller and Escrow Holder on or before 5:00 p.m. Pacific Time on October 12, 2005, Buyer may extend the Due Diligence/Feasibility Date for up to two weeks to a date no later than October 26, 2005. In the event Buyer so extends the Due Diligence/Feasibility Date, the Closing Date shall also be extended for an equal number of days. If Buyer timely delivers Buyer's Termination Notice as provided in this Section 4.2, then this Agreement and Buyer's right to purchase the Property hereunder shall terminate, Buyer shall pay all of the Escrow Holder's and the Title Company's cancellation charges, Escrow Holder shall return to Buyer the Refundable Portion of the Deposit and any interest thereon then held by Escrow Holder, and Buyer shall promptly deliver to Seller all Due Diligence Materials and Buyer Prepared Due Diligence and Entitlement Materials in accordance with the provisions of Section 3.1.2. If Buyer does not timely deliver Buyer's Termination Notice to Seller and Escrow Holder by 5:00 p.m. Pacific Time on the Due Diligence/Feasibility Date, then Buyer shall be deemed to have approved and waived its feasibility/due diligence contingency and to have elected to proceed to Closing pursuant to the terms of this Agreement and, except as expressly set forth to the contrary in this Agreement, the Refundable Portion of the Deposit shall become the non-refundable property of Seller.

                  4.3 PHYSICAL INSPECTIONS.

                                    (a) Subject to the provisions of this
Section 4.3, Buyer (and Buyer's agents, employees and contractors) (collectively, "BUYER PARTIES") shall have the right to enter upon the Property upon one (1) business day's advance written notice to Seller, and after Seller's receipt of written evidence that Buyer has procured the insurance required by Subsection 4.3(c), at times of the day acceptable to Seller for the sole purpose of conducting such physical reviews and investigations as Buyer reasonably deems appropriate (collectively "INSPECTIONS") in accordance with the provisions of this Section 4.3. Buyer and the Buyer Parties shall at all times conduct each Inspection in a manner so as (i) to not interfere (provided that Seller shall take commercially reasonable efforts to accommodate Buyer's inspection requests) with any of Seller's activities at the Property and (ii) to not cause any damage, loss, cost or expense to Seller or the Property; including, without limitation, any damage, loss, cost or expense to any plants, equipment or improvements related to the nursery operations on the Property (collectively, "PLANTS AND EQUIPMENT"). Within a reasonable period following each Inspection, not to exceed two (2) days, Buyer shall, at its sole cost and expense, repair all damage resulting in any way from such Inspection, restore any portion of the Property and Equipment adversely affected by such Inspection to its condition existing immediately prior to such Inspection, and remove and dispose of all


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debris generated as a result of such Inspection. Buyer shall, if Buyer terminates this Agreement prior to the Due Diligence/Feasibility Date, within five (5) days of such termination, provide Seller with full and complete copies of any Buyer Prepared Due Diligence and Entitlement Materials, including any data, results, conclusions and reports generated as a result of or during the Inspections or any entitlement applications and Buyer shall keep all such data strictly confidential in accordance with the provisions of Section 4.4.

                                    (b) Notwithstanding any provision of this
Agreement to the contrary, in no case shall Buyer or any Buyer Party conduct any physical, soils, groundwater, environmental or other sampling, drilling or coring or any other form of work or investigation which may physically invade, alter, damage or disturb any portion of the Property (or the soils or groundwater thereunder) or any improvements (the "IMPROVEMENTS") thereon or thereunder (collectively, "PHYSICAL TESTING") without first (i) submitting to Seller a written description of the general nature and scope of the Physical Testing proposed, the protective measures to be utilized by Buyer to avoid or minimize any damage to the Property or the Improvements, the restoration activities proposed to be performed by Buyer to restore any anticipated damage, the contractor(s) to be conducting such Physical Testing (and a description of their qualifications and licensing), those portions of the Property to be affected by such Physical Testing and Buyer's proposed schedule for conducting such Physical Testing (collectively, a "REQUEST FOR PHYSICAL TESTING") and (ii) obtaining the prior written approval of Seller to Buyer's Request for Physical Testing with respect thereto, which approval may be withheld in Seller's reasonable discretion. Notwithstanding anything to the foregoing, Seller acknowledges that the Buyer will perform a Phase II Environmental Audit on the Property, provided, however, prior to entry into the Property for the performance of such Phase II Environmental Audit, Buyer shall submit the materials required under clause (i) above and obtain the approval of Seller pursuant to clause (ii) above.

                                    (c) Buyer shall indemnify, protect, defend
(with counsel satisfactory to Seller) and hold Seller, the Property and each of Seller's members, partners, employees, directors, officers, shareholders, parents, subsidiaries, accountants, agents and affiliates (collectively, "SELLER RELATED PARTIES") harmless from and against all claims, demands, actions, liabilities, damages, losses, obligations, fines, penalties, costs and expenses, including, without limitation, attorneys' fees and all court costs asserted against or incurred by Seller, the Property and Equipment or any Seller Related Party in connection with any exercise by Buyer or any Buyer Party of the Inspection rights granted to Buyer under this Agreement, except to the extent such claims are determined by a court of competent jurisdiction to have been caused by the Seller. The foregoing indemnity shall survive the Closing and the termination or cancellation of this Agreement. Prior to any Inspection of or entry onto the Property by Buyer or any Buyer Party, Buyer shall (i) at its sole cost and expense, procure and maintain in full force and effect at all times prior to the Closing a customary commercial general liability insurance policy with combined single limit coverage in an amount not less than $1,000,000 and property damage limits of at least $2,000,000, issued by an insurance company qualified to do business in the State of Florida, and having a Best's rating of not less than A-/VII, naming Seller and any other party reasonably designated by Seller as additional insureds with respect to all of Buyer's and the Buyer Parties' activities in, on and about the Property and including customary


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insurance against any assumed contractual liability under this Agreement, and
(ii) provide Seller with a certificate of insurance evidencing the existence of such policy and coverage. The insurer under such policy shall agree not to cancel, materially change or fail to renew the coverage provided by such policy without giving Seller ten (10) business days advance written notice, which agreement shall be reflected in Buyer's certificate of insurance.

                  4.4 CONFIDENTIALITY. All non-public information provided by Seller to Buyer with respect to the Property or Seller's nursery business operations thereon, shall remain confidential and shall not be disclosed by Buyer without the prior written consent of the Seller except (a) to Buyer's directors, officers, employees, legal counsel, engineers, and similar professionals and consultants but only to the extent reasonably necessary in connection with the transaction contemplated hereunder (and Buyer shall inform each of the foregoing parties of Buyer's obligations under this paragraph and shall secure the agreement of such parties to be bound by the terms hereof), or
(b) as otherwise required by law or to enforce terms of this Agreement. If the transaction contemplated hereby fails to close, then the confidentiality requirement set forth and described in this Section 4.4 shall be binding upon Buyer and shall survive any termination of this Agreement.

                  4.5 RESIDENTIAL ENTITLEMENTS. Prior to the Closing, Buyer may, at Buyer's sole cost and expense, apply for and begin processing approvals by the County for a zone change, subdivision and other entitlements ("RESIDENTIAL DEVELOPMENT ENTITLEMENTS") allowing residential development of the Property for no less than four (4) units per acre, provided however that no such applications or approvals shall bind Seller or the Property prior to the Closing and in no event shall any proposed Residential Development Entitlements prevent or interfere with Seller's rights to continue nursery operations, including, but not limited to its plants, equipment or improvements related thereto, during the term of the Lease (defined below), as it may be extended. Buyer shall pay for all fees, costs, obligations and expenses related to seeking and obtaining the Residential Development Entitlements, including, but not limited to, any bonds and security required in conjunction with the Residential Development Entitlements. Subject to the foregoing, Seller shall reasonably cooperate with Buyer's processing of the Residential Development Entitlements. Seller shall execute all necessary applications or other inquiries required to be signed by the Seller within five (5) business days of receipt that are approved in the absolute discretion of Seller prior to the Due Diligence/Feasibility Date or in the reasonable discretion of Seller between the Due Diligence/Feasibility Date and Closing. The provisions of this Section 4.5 shall survive the Closing.

                           4.5.1 Prior to Closing, Buyer may meet with the
County and other government officials to discuss the Residential Development Entitlements and Buyer's intended development of the Property thereunder, however, Buyer will not independently meet or correspond with any governmental agencies or the County (or any representative thereof) to discuss the Property or any development thereof, except in meetings scheduled by Buyer for which Seller has been provided at least one (1) day's prior written notice. Prior to Closing, Buyer shall deliver to Seller any proposed applications and submissions to any governmental authority at least two (2) business days prior to actual submission. Unless and until Buyer acquires the Property, Buyer will not represent in any meetings or otherwise that it has any authority to bind the Property or Seller in any way, and prior to the Closing, Buyer shall not enter into any agreements with any governmental, quasi-governmental or other person or entity that would bind the Property or the owner of the Property without Seller's prior written consent, which may be withheld in Seller's reasonable discretion.

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                           4.5.2 Notwithstanding anything else to the contrary
herein, Buyer's obligations under this Agreement shall not be conditioned or contingent on Buyer obtaining any change in the zoning or entitlements for the Property, and the Closing shall not be delayed for Buyer's failure to obtain any change in the zoning or entitlements for the Property.

         5. ESCROW AND CLOSING.

                  5.1 OPENING OF ESCROW. An escrow ("ESCROW") shall be opened with Akerman, Senterfitt & Eidson, P.A., located at One Southeast Third Ave., 28th Floor, Miami, Florida 33131, Attention: Richard M. Bezold, Esq. ("ESCROW HOLDER") for the consummation of the purchase and sale transaction contemplated herein by delivery of a fully executed copy of this Agreement and the standard form escrow instructions of Escrow Holder (to the extent not inconsistent with the provisions hereof) to Escrow Holder within two (2) business days after the execution of this Agreement ("OPENING OF ESCROW"). Buyer and Seller shall execute Escrow Holder's general escrow instruction upon request. As used herein, "CLOSING" shall mean and refer to the date the Deed (defined below) is actually recorded with the Clerk of Court for the County ("COUNTY CLERK") by Escrow Holder pursuant to the terms and conditions contained herein. The Closing shall be on or before October 19, 2005 (the "CLOSING DATE"), subject to extension for up to two weeks pursuant to Section 4.2.

                  5.2 CLOSING DELIVERIES AND HANDLING OF FUNDS AND DOCUMENTS.

                           5.2.1 LEASE AGREEMENT. As partial consideration for
the obligations of Buyer and Seller hereunder, at the Close of Escrow Seller and Buyer shall enter into a lease in the form of EXHIBIT C attached hereto (the "LEASE"), pursuant to which Seller shall lease from Buyer and Buyer shall leaseback to Seller the Property after the Closing Date, subject to the terms and conditions of the Lease.

                           5.2.2 BY SELLER. At least one (1) business day prior
to the Closing Date, Seller shall deliver or cause to be delivered to Escrow
Holder: (a) a duly executed and acknowledged special warranty deed ("DEED") in favor of Buyer, conveying all of Seller's right, title and interest in and to the Property in the form of EXHIBIT D attached hereto, which deed shall contain a covenant running with the land prohibiting the Property from being used as a plant nursery (other than by Seller pursuant to the Lease) to the extent and pursuant to the language set forth in the Deed; (b) a certification of the "non-foreign" status of Seller ("FIRPTA CERTIFICATE") in the form set forth in EXHIBIT E attached hereto; (c) two counterparts to the Lease duly executed by Seller; (d) a standard title company GAP affidavit in form and substance acceptable to Seller, (e) an standard title company owner's affidavit in form and substance acceptable to Seller, and (f) such customary documents and certificates as Escrow Holder and/or the Title Company shall require to consummate the transaction contemplated by this Agreement and to issue the Owner's Title Policy (provided that the foregoing shall not commit Seller to pay any amount, give any indemnity or other agreement or to undertake any other liability or continuing obligation which Seller shall not have specifically elected in its sole discretion to agree to perform).

                           5.2.3 BY BUYER. At least one (1) business day prior
to the Closing Date, except for the Purchase Price which shall be delivered no later than 12 noon Eastern Time on the Closing Date, Buyer shall deliver or cause to be delivered to Escrow Holder: (a) a duly executed Florida form DR-219 Return for Transfers of Interest in Real Property; (b) two counterparts to the


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Lease duly executed by Buyer; (c) the Letter of Credit in the form required pursuant to Section 2.1.3(b); and (d) such customary documents and certificates as Escrow Holder and/or the Title Company shall require to consummate the transaction contemplated by this Agreement and to issue the Owner's Title Policy.

                           5.2.4 FUNDS. Provided that all conditions to the
Closing set forth in Section 7.1 and 7.2 have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date, Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows: (a) deduct all items chargeable to the account of Seller pursuant to the provisions of
Section 5.3.1; (b) if, as the result of the prorations and credits pursuant to
Section 5.4, amounts are to be charged to the account of Seller, deduct the total amount of such charges; (c) if, as the result of the prorations and credits pursuant to Section 5.4, amounts are to be charged to the account of Buyer, add the total amount of such charges; (d) disburse the Purchase Price, as adjusted above, to Seller promptly upon the Closing; and (e) disburse the remaining balance of the funds, if any, to Buyer promptly upon the Closing.

                           5.2.5 RECORDING. Upon Escrow Holder's disbursement of
funds pursuant to Section 5.2.4 for the Closing, above, Escrow Holder shall file the Florida form DR-219 with the County Clerk and cause the Deed (with documentary transfer tax information to be affixed after recording) and any other documents which the parties hereto may mutually direct, to be recorded with the County Clerk and obtain conformed copies thereof for distribution to Buyer and Seller.

                           5.2.6 OWNER'S TITLE POLICY. Upon completion of the
recording provided in Section 5.2.5, Escrow Holder shall direct the Title Company to issue the Owner's Title Policy to Buyer.

                           5.2.7 DELIVERY OF DOCUMENTS TO BUYER. Upon completion
of the recording provided in Section 5.2.5, Escrow Holder shall deliver to Buyer at or promptly following the Closing: (a) a conformed copy of the recorded Deed and (b) the original FIRPTA Certificate.

                           5.2.8 DELIVERY OF DOCUMENTS TO SELLER. Upon
completion of the recording provided in Section 5.2.5, Escrow Holder shall deliver to Seller at or promptly following the Closing a conformed copy of the recorded Deed and the original Letter of Credit.

                  5.3 CLOSING COSTS. The costs of closing the purchase and sale transaction contemplated hereunder shall be allocated between Seller and Buyer as follows:

                           5.3.1 SELLER'S CLOSING COSTS. Seller shall pay (a)
subject to the provisions of this Agreement that otherwise allocate charges of the Escrow Holder, the recording fee for the Deed and any escrow fees or similar charges of the Escrow Holder; and (b) all documentary stamp taxes and sur-taxes in conjunction with the recording of the Deed.

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

                           5.3.2 BUYER'S CLOSING COSTS. Buyer shall pay (a) the
cost of recording the Deed and any other documents that Buyer may choose to record; (b) all of the premium for the Owner's Title Policy, and (c) the cost of any survey prepared in connection herewith and of any endorsements to the Owner's Title Policy requested by Buyer.

                           5.3.3 OTHER CLOSING COSTS. All other expenses
incurred by Seller or Buyer with respect to the Closing, including, but not limited to, attorneys' fees of Buyer and Seller, shall be borne and paid exclusively by the party incurring the same, without reimbursement, except to the extent otherwise specifically provided herein.

                  5.4 PRORATIONS.

                           5.4.1 TAXES AND ASSESSMENTS. Because Seller shall be
assuming an ongoing responsibility for real estate taxes on the Property pursuant to the terms of the Lease, real estate taxes on the Property for the current tax year SHALL NOT be prorated at the Closing Date. Seller's responsibility for taxes during the term of the Lease is as set forth in the Lease. In no event shall Seller be charged with or (and Buyer shall) be responsible for any increase in any taxes on the Property resulting from the sale of the Property from and after the Closing Date except as may relate to Seller's obligations to pay real estate taxes under the Lease. Notwithstanding anything to the contrary in this Agreement or the Lease, any real property tax, imposition or assessment refunds received by Buyer which are allocable to the period prior to the Closing shall be promptly paid to Seller by Buyer. The preceding sentence shall survive the Closing.

                           5.4.2 OPERATING EXPENSES. Because Seller shall be
assuming an ongoing responsibility for operating expenses for the Property pursuant to the terms of the Lease, operating expenses for the Property, including, without limitation, all water, sewer, gas, electricity, telephone, internet and utility charges and deposits, maintenance charges and other operating costs SHALL NOT be prorated at the Closing Date. Seller's responsibility for such operating expenses from and after the Closing Date shall be as set forth in the Lease.

                  5.5 CANCELLATION OF ESCROW.

                           5.5.1 ESCROW AND TITLE CANCELLATION FEES. In the
event that Escrow is cancelled hereunder (unless such cancellation is due to a material default of Seller), Buyer shall be responsible for any Escrow and title cancellation fees, provided that if Escrow is cancelled by reason of a default by Seller, the Seller shall be responsible for all applicable Escrow and title cancellation fees. This Section 5.5.1 shall survive the termination of this Agreement.

                           5.5.2 RETURN OF EXISTING PROPERTY MATERIALS. In the
event that Escrow is cancelled hereunder other than by reason of a Seller default or Seller failure to deliver title as required under this Agreement, Buyer shall within five (5) days deliver to Seller all copies of the Due Diligence Materials. This Section 5.5.2 shall survive the termination of this Agreement.

                           5.5.3 DELIVERY AND TRANSFER OF BUYER ITEMS TO SELLER.
In the event that Escrow is cancelled hereunder other than by reason of a Seller default, Buyer shall promptly deliver to Seller copies of each Buyer Prepared Due Diligence and Entitlement Materials. Buyer Prepared Due Diligence and Entitlement Materials shall include any report (including, without limitation, any Phase I and Phase II environmental report and any engineering report), study, test results, survey and any other document, material or item prepared by or for Buyer in connection with the Property, the processing of the Residential Development Entitlements and any other document of agreement related to the


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

Entitlements (each a "BUYER ITEM"). Further, Buyer shall cooperate with Seller, at no cost to Buyer, in the event Seller desires to cause any third-party consultant who has prepared a Buyer Item to issue a reliance letter or to reissue the same or similar report for the benefit of a subsequent purchaser and/or its lenders and investors. The delivery of the Buyer Items to Seller shall be without any representation or warranty, express or implied, as to the accuracy, content or completeness of any information contained therein. This
Section 5.5.3 shall survive the termination of this Agreement.

         6. REPRESENTATIONS AND WARRANTIES.

                  6.1 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller, which representations and warranties shall be true and correct as of the date hereof and as of the Closing, that:

                           6.1.1 AUTHORITY. Buyer has all requisite power and
authority to execute and deliver and to perform all of Buyer's obligations under this Agreement;

                           6.1.2 DUE EXECUTION. The execution, delivery and
enforceability of this Agreement and the performance by Buyer of Buyer's obligations hereunder does not and will not require any consent or approval of any other person or entity under Florida law or any other federal or state law;

                           6.1.3 DUE DILIGENCE. Buyer has, or prior to the Due
Diligence/Feasibility Date shall have, made such examinations, review and investigations of the facts and circumstances necessary to evaluate the Property as Buyer has deemed or shall deem necessary or appropriate to form a basis for its evaluation of a purchase of the Property (and which Seller has not elected to prohibit pursuant to the provisions of this Agreement) and, except for the covenants, representations and warranties of Seller set forth in this Agreement, Buyer will be relying solely upon its own due diligence investigation in making the decision to acquire the Property pursuant to the provisions of this Agreement; and

                           6.1.4 NO CONFLICTS. Neither the execution of this
Agreement nor the performance of any of Buyer's obligations hereunder will result in a violation or default by Buyer under any agreement or contract to which Buyer is a party or would be bound and which would in any way adversely affect Buyer's performance hereunder.

                  6.2 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer, which representations and warranties shall be true and correct as of the date hereof:

                           6.2.1 AUTHORITY. Seller has all requisite power and
authority to execute and deliver, and to perform all of its obligations under, this Agreement; and

                           6.2.2 DUE EXECUTION. The execution, delivery and
performance of this Agreement have been duly authorized by all necessary acts on the part of Seller.

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

                           6.2.3 CONDEMNATION. To Seller's knowledge, (i) there
are no condemnation, zoning, environmental or other land use regulation proceedings pending or, contemplated against the Property or any part thereof, and Seller has not received any notice from any governmental or quasi-governmental body or agency or from any person or entity with respect to any actual or threatened taking of the Property or any portion thereof for any public or quasi-public purpose by the exercise of the right of eminent domain.

                           6.2.4 POSSESSION. There shall be no parties in
possession of the Property at the time of Closing, except for the Seller under the Lease.

                           6.2.5 VIOLATIONS/HAZARDOUS MATERIALS. Except for
matters that are expressly disclosed in the "Report of Environmental Assessment and Limited Compliance Reviews" that is described in Exhibit B attached hereto,
(i) to Seller's knowledge the Property is not in material violation of any law, ordinance or regulation established by any governmental or quasi-governmental agency, including, but not limited to, any environmental laws, and (ii) there are no underground storage tanks of any kind located within the Property. It is acknowledged that Seller operates an above ground fuel storage tank at the Property.

Notwithstanding anything to the contrary in this Agreement, all references contained in this Agreement, or contained in any certificate delivered or document executed by Seller and delivered pursuant to this Agreement, to the phrases "actual knowledge of Seller," "Seller's actual knowledge," "Seller's knowledge" or like expressions shall exclusively refer to the actual current knowledge of Bill Robertson, Corporate Finance and Treasury Manager, Claudia Pieropan, General Counsel, and Ron Ciaccio, site general manager for the Property, without any duty of investigation or inquiry and without any imputation of the knowledge of any other person or entity (provided however, that the foregoing representations and warranties shall not in and of themselves create personal liability for such individuals).

                  6.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION CLAIMS. Notwithstanding any provision of this Agreement to the contrary, but subject to the provisions of this Section 6.3, Seller shall not be liable to Buyer, or any parent, subsidiary, or affiliate of Buyer ("BUYER CLAIMANTS") for any claim, liability, obligation, demand or cause of action (a "BUYER CLAIM") against Seller for (a) any breach of this Agreement, (b) any violation of any obligation relating to this Agreement or to the Property, or
(c) based on any common law theory or claim relating to this Agreement or to the Property at any time following the date ninety (90) days following the Closing (the "SURVIVAL DATE") unless, as to any such Buyer Claim, prior to the Survival Date, the Buyer Claimant notifies Seller in writing of the existence of the Buyer Claim in question, which notification (a "CLAIM NOTICE") shall contain a reasonable description of the nature of the Buyer Claim or the facts, circumstances, conditions or events then known by the Buyer Claimant which give rise to the Buyer Claim in question and prior to the date (the "ACTION SURVIVAL DATE") one hundred twenty (120) days following the Survival Date files an action in appropriate judicial venue asserting such Buyer claim against Seller (an "ACTION"). Any Buyer Claim for which a Claim Notice is not submitted by a Buyer Claimant to Seller on or prior to the Survival Date (or if a Claim Notice is so timely submitted therefor, on which an Action is not duly filed in an appropriate judicial venue on or before the Action Survival Date) shall, from and after the Survival Date (or the Action Survival Date, as the case may be), be deemed to have been waived by all Buyer Claimants and rendered null and void and of no further force or effect.

                  6.4 DISCLAIMER OF REPRESENTATIONS OR WARRANTIES BY SELLER. Except as otherwise expressly provided in this Agreement and/or the conveyance documents at Closing, Buyer hereby acknowledges and agrees that the sale of the Property hereunder is and will be made on an "AS IS, WHERE IS" BASIS AND WITH ALL FAULTS, AS OF THE DATE OF THE DUE DILIGENCE/FEASIBILITY DATE AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO, THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (1) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (2) SURFACE AND SUBSURFACE GEOLOGICAL AND SOILS CONDITIONS, (3) WHETHER OR NOT AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY WATER, FLOOD HAZARD OR FLOOD LIKELIHOOD, (4) DRAINAGE ISSUES, CONDITIONS OR PROBLEMS, (5) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, (6) USAGES OF ADJOINING PROPERTY, (7) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (8) THE VALUE, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, DURABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL CONDITION OF THE PROPERTY OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON OR AFFECTING, OR PERTAINING TO, THE PROPERTY OR ANY PART THEREOF, (9) THE PRESENCE OF HAZARDOUS MATERIALS (DEFINED BELOW) IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (10) THE CONDITION OR CURRENT OR POTENTIAL USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (11) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (12) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, OR (13) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE). Buyer further acknowledges and agrees that any information provided or to be provided with respect to the Property including, without limitation, the Due Diligence Materials, was obtained from a variety of sources and that, except as expressly set forth in this Agreement, Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information. Seller shall not be liable for any failure to investigate the Property nor shall Seller be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, furnished by Seller or by any real estate broker, attorney, agent, representative, employee, servant or other person acting on Seller's behalf, except for the express representations and warranties of Seller set forth in this Agreement. It is expressly understood and agreed that the amount of the Purchase Price reflects, and the Property is being sold by Seller and purchased by Buyer subject to, the foregoing disclaimers, which shall survive the Closing.

                  6.5 RELEASE. Buyer (on behalf of itself and its agents, employees, independent contractors, successors or assigns) hereby waives, releases and discharges Seller and the Seller Related Parties and each of them, from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs and expenses of whatever kind, known or unknown, suspected or unsuspected, now or hereafter existing or discovered, in any manner or way connected with the physical condition of the Property, any latent or patent defects concerning same and any actual or alleged violations of law concerning same, including, without limitation any claim or any action concerning the environmental condition of the Property, including without limitation under CERCLA and/or under any other provision of federal, state or local law, which Buyer had, has or may have, based upon the past, present or future presence, discharge, treatment, recycling, use, migration, storage, generation, or release or transportation to or from the Property of any Hazardous Materials or the environmental condition of the Property (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder). Buyer acknowledges that unknown and unsuspected Hazardous Materials may hereafter be discovered on or about the Property, and Buyer knowingly releases Seller from any and all liability related thereto. Buyer hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known, disclosed, suspected or foreseeable.

         Buyer hereby agrees, represents and warrants that it is familiar with, has read, understands, and has consulted legal counsel of its choosing and the matters now unknown to it which may have given, or which may hereinafter give rise to actions, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the provisions of this Section 6.5 have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit the Seller Parties from any such unknown causes of action, legal or administrative proceedings, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which are in any way related to this Section 6.5.

         Notwithstanding the foregoing, the foregoing release is not intended to release Seller from any obligations, including, without limitation, indemnities, with respect to Seller's occupancy and operations on the Property after the Closing pursuant to the Lease.

                  6.6 BUYER'S INDEPENDENT INVESTIGATION. During the Contingency Period, Buyer shall analyze and become familiar with the Property and shall make such independent investigations as Buyer deems necessary or appropriate concerning the condition of the Property and the suitability thereof for Buyer's potential purchase, development and use, including, but not limited to, (i) any desired investigations or analyses of present or future zoning, subdivision, environmental and other laws, statutes, rules, regulations, ordinances, limitations, restrictions or requirements concerning the use, density, location or suitability of the Property or any existing or proposed development or condition thereof (collectively "REGULATIONS"); (ii) the availability of, or probability of obtaining, entitlements and any other required or desired governmental approvals, permits or acts (collectively, the "GOVERNMENTAL APPROVALS"); (iii) the existence or likelihood of any dedications, fees, charges, costs or assessments that may be imposed in connection with any

Regulations or the obtaining of any required Governmental Approvals; (iv) the economic value of the Property; (v) the size, dimensions, location or topography of the Property; (vi) the availability or adequacy of access to the Property,
(vii) the availability of utilities to serve the Property; (viii) the presence or adequacy of existing or future infrastructure, subdrain or other improvements on, near or concerning the Property; (ix) any surface or subsurface geological conditions or other physical conditions of or affecting the Property; (x) the presence or existence of any contaminants or hazardous or toxic materials or waste on or in the soil or ground water on or under the Property (collectively, "HAZARDOUS MATERIALS"), or the existence of any special environmental, archaeological, biological, botanical, or other condition on or affecting the Property, whether known or unknown; and (xi) the condition of title to the Property.

         7. CONDITIONS TO THE CLOSING.

                  7.1 SELLER'S CONDITIONS TO THE CLOSING. Seller's obligations under this Agreement (including, without limitation, its obligation to sell the Property to Buyer pursuant to the provisions of this Agreement) are subject to the satisfaction (or written waiver by Seller), not later than the Closing Date (or such earlier date as may be specified with respect to a condition under this Section 7.1), of each and all of the following conditions:

                           7.1.1 DELIVERY OF PURCHASE PRICE. Buyer shall have
timely delivered to Escrow Holder the Purchase Price in accordance with the provisions of Section 2.1;

                           7.1.2 DELIVERY OF DOCUMENTS. Buyer shall have
executed and delivered to Escrow Holder each and all of the documents to be delivered by Buyer pursuant to Sections 2.1.3(b) and 5.2.3, and shall have paid all other sums payable by Buyer under this Agreement;

                           7.1.3 EFFECTIVENESS OF REPRESENTATIONS AND
WARRANTIES. Each of Buyer's representations and warranties set forth in Section
6.1 shall be true and correct as of the Closing.

                  7.2 BUYER'S CONDITIONS TO THE CLOSING. Buyer's obligations under this Agreement to purchase the Property are subject to the satisfaction (or written waiver by Buyer) of each and all of the following conditions:

                           7.2.1 DELIVERY OF DOCUMENTS. Seller shall have
executed and delivered to Escrow Holder each and all the documents to be delivered to Escrow Holder by Seller described in Section 5.2.2;

                           7.2.2 EFFECTIVENESS OF SELLER'S REPRESENTATIONS AND
WARRANTIES. Seller's representations and warranties set forth in Section 6.2 shall be true and correct as of the date hereof; and

                           7.2.3 OWNER'S TITLE POLICY. The Title Company shall
be then irrevocably and unconditionally committed to issue to Buyer the Owner's Title Policy in the form called for by Section 3.1.

                  7.3 FAILURE OF A CONDITION. Subject to the provisions of
Section 5 and Section 9, and subject to the rights and remedies of any party hereto in the case of a default hereunder by the other party hereto, in the event of any termination of this Agreement by reason of failure of a condition set forth in Section 7.1 or in Section 7.2, Buyer (unless resulting from a default by Seller) shall pay for all Escrow and Title Company termination fees,

Buyer shall deliver to Seller all Due Diligence Materials and Buyer Prepared Due Diligence and Entitlement Materials and all documents delivered to Buyer pursuant to the provisions hereof, Buyer shall comply with the requirements applicable in the event of termination of this Agreement, and all of the remaining rights and obligations of Buyer and Seller shall terminate (except with respect to those obligations which survive such termination).

         8. CONDEMNATION OF THE PROPERTY. In the event that, prior to Closing, any governmental entity shall commence, or threaten the commencement of, any action in condemnation, eminent domain or any other type of proceeding similar thereto to take any portion of the Property not already conveyed to the Buyer (a "TAKING"), (a) in the case where a material portion of the Property shall be subject to such Taking, Buyer shall have the right, but not the obligation, to terminate this Agreement, which right shall be exercisable only by delivery by Buyer of written notice of termination to Seller within ten (10) days following receipt by Buyer of written notice from Seller of such Taking, (b) in all cases where less than a material portion of the Property is subject to such Taking, Buyer shall have no right to terminate its obligations under this Agreement, and
(c) in any case where a Taking affects the Property prior to the Closing, at Closing, Seller shall assign to Buyer by an assignment in form reasonably satisfactory to both parties all condemnation awards attributable to the Property to be sold to Buyer pursuant to the provisions of this Agreement.

         9. REMEDIES.

                  9.1 SELLER'S DEFAULT. If the transaction herein provided shall not be closed by reason of Seller's default under this Agreement and Buyer shall not have defaulted under this agreement, then Buyer shall deliver to Seller written notice of such default, which notice shall set forth in detail the nature of such default. Seller shall have a period of ten (10) days from Seller's receipt of such notice to commence the cure of such default, or, if such default cannot be cured within such ten (10) day period, Seller shall have such amount of time as is reasonably necessary or appropriate to cure such default provided that Seller diligently proceeds to cure the same up to a maximum of sixty (60) days. If (a) the Closing does not occur solely by reason of a default on the part Seller under this Agreement and Buyer shall not have defaulted under this Agreement or (b) Seller has not otherwise cured a default within the time periods provided in this Section 9.1, then Buyer, as its sole and exclusive remedy shall subject to the provisions of this Section 9, be entitled to (i) the return of the Deposit and the payment of its actual out-of-pocket expenses, not to exceed the sum of $50,000 or (ii) to pursue an action for the specific performance of this agreement so long as Buyer institutes such action within one hundred twenty (120) days of Seller's breach. As a material consideration to Seller's entering into this agreement with Buyer, Buyer waives any right to record or file a notice of lis pendens or notice of pendency of action or similar notice against any portion of Property unless such filing is part of the action for specific performance. Except as set forth in this Section, Buyer hereby waives the remedy of specific performance on account of Seller's default under this Agreement.

                  9.2 BUYER'S DEFAULT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN
(1) ESCROW HOLDER SHALL IMMEDIATELY RELEASE TO SELLER ANY AND ALL DEPOSITS IN ESCROW AS SELLER'S LIQUIDATED DAMAGES AND (2) SELLER SHALL BE ENTITLED TO RETAIN ANY AND ALL SUMS CONSTITUTING DEPOSITS AS SELLER'S FULL COMPENSATION AND LIQUIDATED DAMAGE (SUBJECT TO THE PROVISIONS OF SECTION 10.8) UNDER AND IN CONNECTION WITH THIS AGREEMENT.

         THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE (SUBJECT TO THE PROVISIONS OF SECTION 10.8). IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE DEPOSITS SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT (SUBJECT TO THE PROVISIONS OF SECTION 10.8).

         _________________                           ________________
         Seller's Initials                           Buyer's Initials

                  9.3 LIMITATION OF LIABILITY. Notwithstanding any provision of this Agreement to the contrary, in no case shall Seller ever be liable to Buyer or any Buyer Party under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, "benefit of the bargain," business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action (including, without limitation, any Buyer Claim) in any way or manner relating to the Property, the condition of the Property, this Agreement, or any transaction or matter between the parties contemplated hereunder, unless such loss and/or damages results from Seller's fraudulent action or fraudulent misrepresentation.

         10. MISCELLANEOUS.

                  10.1 BROKERS. Seller has agreed to pay a finder's fee to Timothy Carl Blake ("SELLER'S CONSULTANT") conditioned upon the Closing of the sale of the Property hereunder and in accordance with the terms and conditions of a separate agreement between Seller and Seller's Consultant. Subject to Seller's commitments to Seller's Consultant, Seller and Buyer each represent and warrant to the other that it has taken no action that would or could result in any liability or obligation for any brokerage commission or finder's fee arising from or relating to the transaction contemplated by this Agreement. Each party agrees to indemnify, defend and hold the other party harmless from any claims, demands, obligations, liabilities, losses, damages, costs or expenses, including without limitation, attorneys' fees arising in connection with any brokers or finders fees which are due or which are claimed to be due as a result of the actions of the indemnifying party. This indemnification provision shall survive the Closing, the termination of this Agreement or the cancellation of Escrow.

                  10.2 LIMITATION OF LIABILITY. No present or future affiliate, member, partner, director, officer, shareholder, employee, advisor or agent of or in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer hereby waives any and all such personal liability. The limitations of liability contained in this Section
10.2 are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided in Section 9 or by law or by any other contract, agreement or instrument.

                  10.3 NEGOTIATIONS WITH THIRD PARTIES REGARDING PROPERTY. During the Contingency Period, Seller may negotiate with third parties regarding the potential sale of the Property, provided that (i) Seller acknowledges and informs such third parties of the existence of this Agreement, (ii) Seller shall not enter into any binding commitment to sell the Property unless and until the termination or expiration of this Agreement, (iii) Seller shall not permit any prospective third party purchasers to perform invasive testing on the Property prior to the termination or expiration of this Agreement and (iv) Seller shall not directly disclose to any prospective third party buyer the amounts of the Purchase Price and Deferred Purchase Price Payment under this Agreement, provided, however, that Buyer acknowledges that Seller is a publicly traded company and, as such, Seller may make public disclosures of such information as Seller determines in good faith is required pursuant to applicable securities law.

                  10.4 SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder), which consent may be withheld in the sole discretion of Seller; provided, however, that notwithstanding any provision of this Agreement to the contrary, prior to the Closing, Buyer shall be permitted to (i) assign its rights under this Agreement (without obtaining Seller's consent) to an "Affiliate" of Buyer or (ii) to delegate a third party to be the recipient of the Deed, provided that (a) any such assignment or delegation shall be in writing delivered to Seller at least five (5) days prior to the Closing Date, and (b) any assignee or delegate shall be deemed to have received all of the Due Diligence Materials and any other materials received by Buyer in relation to the Property and made all waivers and accepted all agreements as provided herein; provided further, however, that no such permitted assignment or delegation shall release the Buyer from its obligations hereunder. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties. As used herein, the term "AFFILIATE" shall mean and refer to an entity which is directly or indirectly controlling, controlled by, or under common control with Buyer.

                  10.5 FURTHER ASSURANCES. Buyer and Seller agree to execute all such instruments and documents and to take all such actions pursuant to the provisions hereof as are reasonably necessary to consummate or carry out the purchase, sale and other transactions herein contemplated.

                  10.6 SURVIVAL. Each and all of the representations and warranties of the parties and those covenants and agreements contemplated by this Agreement to be performed following the Closing, shall, subject to the provisions of Section 6.3, expressly survive the Closing and the delivery of the Deed as set forth in this Agreement.

                  10.7 NOTICES. All notices or other communications required or permitted hereunder to be delivered as communicated from one party to another shall be in writing, and shall be personally delivered (including by means of professional messenger service), by facsimile (provided that a confirming copy is sent by air courier or messenger within two (2) business days thereafter), or by recognized overnight air courier (e.g., Federal Express) and shall be deemed received upon the date of receipt thereof and addressed as follows:

         To Buyer:                        To  Seller:

         Quantum Ventures, LLC            Hines Nurseries, Inc.
         c/o Jose Luis Machado, Esq.      12621 Jeffrey Road
         8500 S.W. 8th Street, 238        Irvine, CA 92620-2101
         Miami, Florida 33144             Telephone:  (949) 936-8340
         Telephone:  (305) 261-5355       Facsimile:  (949) 936-8371
         Facsimile:   (305) 261-4199      Attention:  Bill Robertson

                                          With a Copy To:

                                          Paul, Hastings, Janofsky & Walker, LLP
                                          695 Town Center Drive
                                          Seventeenth Floor
                                          Costa Mesa, California 92626
                                          Telephone: (714) 668-6236
                                          Facsimile: (714) 668-6336
                                          Attention: John F. Simonis, Esq.

         To Escrow Holder:

         Akerman, Senterfitt & Eidson, P.A.,
         One Southeast Third Ave., 28th Floor,
         Miami, Florida 33131,
         Telephone: (305) 374-5600
         Facsimile: (305) 374-5095
         Attention:  Richard M. Bezold, Esq.

                  10.8 LEGAL COSTS. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other part all costs and expenses of the action or suit, including reasonable attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.

                  10.9 INDEMNIFICATION. Buyer shall indemnify, defend, protect and hold harmless Seller and Seller's members, partners, employees, directors, officers, shareholders, parents, subsidiaries, accountants, agents and affiliates from and against any and all damages, losses, liabilities, costs or expenses whatsoever (including attorneys' fees and costs) and claims (collectively, "SELLER CLAIMS"), whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to (i) any inaccuracy in any representation or warranty made by Buyer in this Agreement,
(ii) Buyer's breach of any covenant or agreement contained in this Agreement or
(iii) Buyer's activities on or ownership of the Property, regardless of how such Seller Claim arises or whether the events giving rise to such Seller Claim occurred, including, but not limited to, the acts or omissions of Buyer or its employees, agents, suppliers or contractors, except to the extent such Seller Claims (i) are determined by a court of competent jurisdiction to have been caused by the active negligence of the Seller or (ii) are post-Closing matters covered by Seller's indemnity obligations to Buyer pursuant to the terms of the Lease. Buyer's obligations hereunder shall survive the Closing and shall not be merged with the Deed.

                  10.10 OPERATION OF PROPERTY AS PLANT NURSERY. Notwithstanding anything else in this Agreement, Buyer acknowledges and agrees that prior to the actual occurrence of the termination of the Lease, (i) Seller may continue to use the Property as a plant nursery, including, but not limited to the use of Seller's plants, equipment or improvements related thereto, and (ii) Buyer shall not enter into any agreement with any governmental entity or any third party that would prohibit or restrict such use by Seller. Upon termination of the Lease, Seller shall have the right, but not the obligation, to remove any Improvements that exist on the Property. If Seller does not remove any Improvement that exists on the Property, then Buyer shall accept the Property with such Improvement, without any credit, offset or reimbursement. The deed conveying the Property to Buyer shall contain a covenant running with the land prohibiting the use of the Property as a plant nursery after the termination of the Lease.

                  10.11 MATTERS OF CONSTRUCTION. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. Subject to this Section 10.11, time is of the essence of this Agreement. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "business day" means any day other than a Saturday, Sunday or federal or Florida state holiday. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. Section headings shall not be used in construing this Agreement. Except as expressly provided in this Agreement to the contrary, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided). No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the reasonable discretion of such party. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida (without regard to conflicts of law). Except as expressly provided herein to the contrary, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns. This Agreement may be amended only by written amendments executed by all parties. This Agreement may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            [BALANCE OF THIS PAGE LEFT BLANK; SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Real Property Purchase and Sale Agreement and Escrow Instructions as of the date first above written.


                                                BUYER:
SELLER:


HINES NURSERIES, INC.                           QUANTUM VENTURES, LLC

By:  /S/ CLAUDIA PIEROPAN                       By: /S/ OSCAR BARBARA
     ------------------------------                 ----------------------------
Name: CLAUDIA PIEROPAN                          Name:  OSCAR BARBARA
      -----------------------------                   --------------------------
Title: CHIEF FINANCIAL OFFICER                  Title:  MANAGER
       ----------------------------                   --------------------------


We acknowledge receipt of a fully executed copy of the following "Real Property Purchase and Sale Agreement and Escrow Instructions" executed by Seller and Buyer and are solely agreeing to follow the escrow instructions contained herein, and are not responsible for any other obligations contained herein.

ESCROW HOLDER
Akerman, Senterfitt & Fidson, P.A.

By:________________________________
Name:______________________________
Title:_____________________________

                                LIST OF EXHIBITS

EXHIBIT                                     DESCRIPTION

Exhibit A                                   Legal Description of the Property
Exhibit B                                   Due Diligence Materials
Exhibit C                                   Lease
Exhibit D                                   Deed
Exhibit E                                   FIRPTA Certificate

                                    EXHIBIT A
                        LEGAL DESCRIPTION OF THE PROPERTY
                        ---------------------------------


PARCEL 1:

The North Half of the Northwest Quarter of the Southeast Quarter of Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida.

AND PARCEL 2:

The South Half of the South Half of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND

PARCEL 3:

The Southwest two acres in the Northeast Quarter also know as a Tract 295.16 feet by 295.16 feet in the Southwest corner of Southwest Quarter of Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

LESS ALL DEDICATIONS AND CONVEYANCES FOR HIGHWAY AND ROAD, OVER THE FOLLOWING:

The West 35 feet of the South 295.16 feet of the Southwest Quarter of the Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The South 35 feet of the West 295.16 feet of the Southeast Quarter of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The area bounded by the North line of the South 35 feet of the Northeast Quarter of said Section 33, and bounded by the East line of the West 35 feet of the Northeast Quarter of said Section 33, and bounded by a 25 foot radius arc concave to the Northeast, said arc being tangent to both of the last described lines, as contained in instrument filed in Official Records Book 9481, Page 2273, October 26, 1976.

AND LESS

West 35 feet of South Half of South Half of the Northwest Quarter as contained in instrument filed June 14, 1940, under Clerk's File No. N-32072.

AND

PARCEL 4:

The South 340 feet of the North Three Quarters of the Northwest Quarter of
Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida, LESS the West 35 feet thereof.

PARCEL 5:

The North 160.76 feet of the West Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, subject to a dedication of the West 35 feet thereof, to Miami-Dade County, for road purposes as reflected in that Right-of-Way Deed filed August 30, 1939, in Deed Book 1996, Page 238, of the Public Records of Miami-Dade County, Florida.

AND

PARCEL 6:

The North 338 feet of the Northeast Quarter of the Southwest Quarter AND the North 338 feet of the East Half of the Northwest Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, situated, lying and being in Miami-Dade County, Florida.

AND

PARCEL 7:

Track 27 LESS the South 5 feet and external area, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 26, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 28, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Track 29, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

                                    EXHIBIT B
                             DUE DILIGENCE MATERIALS
                             -----------------------

1. Report of Environmental Assessment and Limited Compliance Reviews prepared by Law Engineering and Environmental Services, Inc., dated February 21, 2000
2.       ALTA Survey Farm A prepared by Delta Surveyors, Inc., dated January 17,
         2000
3.       FEMA Standard Flood Hazard Determination, dated March 2, 2000
4. 2004 Miami-Dade County Notice of Ad Valorem Taxes and Non-Ad Valorem Assessments

                                    EXHIBIT C
                                      LEASE
                                      -----



                                      LEASE

                  THIS LEASE (this "LEASE") is dated as of , 2005 by and between HINES NURSERIES, INC., a California corporation ("TENANT"), and
__________________, a ________________ ("LANDLORD").

                                 R E C I T A L S

         A. Landlord is the current owner of the approximately 121.92 acre parcel of property (the "Property") located at 17455 SW 157th Avenue, in Miami-Dade County, State of Florida, which is depicted and described on EXHIBIT A attached hereto and made a part hereof.

         B. This Lease has been entered into pursuant to the terms of that certain Real Property Purchase and Sale Agreement and Escrow Instructions by and between Landlord and Tenant, dated as of September 12, 2005 (the "PURCHASE AGREEMENT").

         C. As material consideration for Tenant's execution of the Purchase Agreement and the sale of the Property to Landlord, Landlord has agreed to lease the Premises (defined below) to Tenant, and Tenant has agreed to lease the Premises from Landlord, pursuant to the terms and conditions of this Lease from and after the "Closing" (as such term is defined in the Purchase Agreement).

         NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1. LEASE. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord for the Lease Term, on the basis of all of the terms, covenants and conditions set forth in this Lease.

2. TERM AND PREMISES. The term of this Lease ("LEASE TERM") shall begin on [INSERT DATE OF CLOSING PURSUANT TO THE PURCHASE AGREEMENT] (the "COMMENCEMENT DATE") and shall end on September 14, 2007, subject to possible extension as provided below in this Section 2. The term "PREMISES" shall mean: (a) the entire Property for the period from the Commencement Date through and until September 15, 2006, subject to possible extension as provided below in this Section 2 (the "FIRST PERIOD OF THE LEASE TERM"), and (b) the portion of the Property (the "REDUCED PREMISES") described on EXHIBIT B attached hereto and made a part hereof for the period from September 15, 2006 until September 14, 2007, subject to possible extension as provided below in this Section 2 (the "SECOND PERIOD OF THE LEASE TERM"; the last scheduled day of the First Period of the Lease Term and the Second Period of the Lease Term are each referred to herein as a "LEASE TERM DATE"). Tenant shall have the right in its sole and absolute discretion by written notice to the Landlord at least thirty (30) days prior to each scheduled Lease Term Date to extend the Lease Term Date for the First Period of the Lease Term for a period of up to thirty (30) days and to extend the Lease Term Date for the Second Period of the Lease Term for a period of up to ninety (90) days (each an "EXTENSION PERIOD").

3. RENT. Tenant will pay to Landlord a fixed rent (the "RENT") for the use and occupancy of the Premises, which shall be (a) for the First Period of the Lease Term, including any Extension Period applicable thereto, the sum of Sixty Thousand Seven Hundred Ninety-Five and 00/100 Dollars ($60,795) per year, payable in twelve (12) equal monthly installments of Five Thousand Sixty-Six and 25/100 Dollars ($5,066.25), and (b) for the Second Period of the Lease Term the sum of Forty-Four Thousand Six Hundred Five and 00/100 Dollars ($44,605) per year, payable in twelve (12) equal monthly installments of Three Thousand Seven Hundred Seventeen and 08/100 Dollars ($3,717.08); provided however that for any Extension Period for the Second Period of the Lease Term shall be (i) the same as prior to such extension for the first thirty (30) days of such Extended Period, (ii) Fifty Thousand and 00/100 Dollars ($50,000.00) for the second thirty (30) days of the Extension Period, and (iii) One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) for the third thirty (30) days of the Extension Period. The Rent, plus applicable sales and use tax, shall be payable on the first day of each and every month in advance. The Rent shall not be increased for any reason during the Lease Term. The Rent for any fractional month at the beginning or end of the Lease Term shall be prorated. There shall be no security deposit under this Lease. All rent shall be paid to Landlord at Landlord's address set forth in Section 15. The Rent for any fractional period of less than thirty (30) days of any Extension Period shall be prorated for the actual days of the Extended Period.

4. UTILITIES; PROPERTY TAXES.

         (a) UTILITIES. Tenant shall, at its own cost and expense, arrange and pay for all water, electricity, gas, and any other utilities used, desired, or required by Tenant in its operations on the Premises.

         (b) PERSONAL PROPERTY TAXES. Tenant shall pay or cause to be paid and provide written proof of such payment to Landlord, not less than five (5) days prior to November 30th, all personal property taxes and assessments levied upon any equipment, furniture, fixtures, or other personal property located in, on, or about the Premises and any improvements thereon.

         (c) REAL PROPERTY TAXES. Tenant shall pay or cause to be paid and provide written proof of such payment to Landlord, not less than five (5) days prior to November 30th of each year, all ad valorem real property taxes due for the Premises during the Lease Term. Landlord shall pay for any assessments due on the Property during the Lease Term. Any real property taxes for the year in which this Lease commences or ends shall be apportioned and adjusted. After the expiration of the Lease Term or the earlier termination of this Lease, when the final determination is made of Tenant's share of real property taxes for the Lease Term, Tenant or Landlord, as the case may be, shall promptly pay the other the amount of any sum additionally owed or to be reimbursed. If the Premises at any time is not separately assessed for real property tax purposes (e.g., the Reduced Premises), property taxes shall be apportioned between the Premises and any other property based upon acreage, provided that any property taxes attributable to improvements upon a particular property shall be attributed to the land upon which such improvements are located.

5. USE AND CONDITION OF PREMISES. Tenant shall continue to use the Premises for the operation of a nursery and any incidental uses (the "PERMITTED USE"), and may maintain plants, equipment and improvements upon the property in connection with such use. The foregoing shall include all historic plant nursery uses of the Property by Tenant during its prior ownership of the property. Landlord shall not enter into any agreement with any governmental entity or any third party that would prohibit or restrict such Permitted Use by Tenant. Tenant will maintain the Premises in a clean and safe condition and will comply with all laws, ordinances, orders, rules and regulations with reference to the use, condition or occupancy of the Premises, however, notwithstanding anything in this Lease to the contrary, Tenant shall not be responsible for, nor shall Tenant be required to repair, cure or remediate, any condition existing on the Property as of the date Landlord acquires the Property from Tenant pursuant to the Purchase Agreement (each such condition being referred to herein as an "EXISTING CONDITION"). Tenant will secure at its own expense all permits and licenses required for the transaction of business on the Premises in accordance with the Permitted Use. Tenant acknowledges and agrees that Landlord has made no representation or warranty, express or implied, as to the habitability, suitability, quality, condition or fitness of the Premises. Landlord shall deliver the Premises as is, with all faults and Tenant has accepted the Premises as being in good and satisfactory condition, suitable for the purposes herein intended.

6. RESIDENTIAL ENTITLEMENTS. Landlord and Tenant acknowledge that Landlord is seeking the Residential Development Entitlements (as defined in the Purchase Agreement) at Landlord's sole cost and expense. Upon written request from Tenant from time to time during the term of this Lease, Landlord use good faith efforts to keep Tenant apprised of the terms and status of the Residential Development Entitlements, and Landlord shall also use good faith efforts to provide prior notice to Tenant of any public hearings or meetings with the County regarding Residential Development Entitlements impacting Tenant's ongoing use of the Premises or the subdivision of the Premise . Until the expiration or termination of this Lease, Landlord shall not enter into any agreement with any governmental entity or any third party that would prohibit or restrict the Permitted Use of the Premises by Tenant during the term of this Lease.

7. TENANT RESPONSIBILITY FOR MAINTENANCE. Tenant agrees to, at its sole cost and expense, to (i) maintain the Premises in substantially the same physical condition as of the date of Landlord's acquisition of the Premises from Tenant pursuant to the Purchase Agreement, reasonable and ordinary wear, condemnation and tear and casualty damage excepted, and (ii) keep the Premises free and clear of all liens or claims of any kind for labor or material, except as may be caused by Landlord or Landlord's employees, agents or consultants.

8. ASSIGNMENT, SUBLETTING, AND ENCUMBRANCE. Tenant shall not assign its interest in this Lease nor sublet the Premises, or any part thereof (each, a "TRANSFER") without the prior written consent of Landlord, which shall not be unreasonably withheld. Notwithstanding the foregoing, none of the following events shall constitute a Transfer or require the prior written consent of Landlord: (a) a change in the control of day-to-day management of Tenant, (b) any sale or transfer of the stock or ownership interests in Tenant, (c) any sublease, assignment or other transfer of the interest in Tenant in and to this Lease to any entity controlling, controlled by or under common control with Tenant, or
(d) any access onto the Premises by Tenant's customers or business invitees.

9. SURRENDER. Upon the expiration of the Lease Term or any prior termination of this Lease, Tenant shall surrender the Premises (or applicable portion thereof at the end of the First Period of the Lease Term) free of trash or debris. Tenant shall have the right, but not the obligation, to remove any Improvements (as defined in the Purchase Agreement) located upon the Premises prior to the expiration or termination of the Lease. Any Improvement that Tenant elects to leave on the Premises shall become the property of Landlord, and Landlord shall accept the Premises with such Improvement and assume responsibility for removal or demolition of same, without any credit, offset, or compensation.

10. RIGHT OF ACCESS. Landlord or Landlord's representatives shall have the right to enter into and upon the Premises upon at least twenty-four (24) hours prior written notice, except in the event of an emergency where no notice shall be required and at all times accompanied by a representative of Tenant (i) to inspect the Premises or (ii) to show the Premises to prospective purchasers, venture partners or lenders. Landlord shall use commercially reasonable efforts to effect such entry in a manner that will minimize any interruption with respect to Tenant's business and other activities conducted on the Premises, and Landlord shall promptly repair any damage caused by Landlord or its employees, agents or consultants by their entry onto the Premises.

11. LIABILITY; INDEMNITY.

         (a) TENANT. Tenant shall indemnify, defend, protect, and hold Landlord harmless from and against any and all causes of action, claims, suits, judgments, losses, costs, obligations, damages, expenses, interest, and liabilities, including, without limitation, reasonable attorneys' fees, for any injury or damage to any person or property arising out of or in connection with Tenant's activities on the Premises to the extent such injury or damage has been caused by the act, negligence, fault, or omission of Tenant, its agents, servants, contractors, employees, representatives, licensees, customers, or invitees or Tenant's breach of any its covenants under this Lease regarding maintenance or operations; provided, however, that the foregoing shall be limited as follows: (i) Tenant shall not be liable to Landlord for the remediation of any Existing Conditions; (ii) Tenant shall not be liable to Landlord for any consequential damages, punitive damages, lost profits or foregone business opportunities; and
                  (iii) Tenant shall not be liable to Landlord for the subsurface migration of hazardous materials to the Premises or for any hazardous materials released on or about the Property by Landlord or its agents, employees, contractors or representatives or any neighboring property owners or occupants (except for Tenant, Tenant's agents, guests and/or employees during the Lease Term).

         (b) LANDLORD. Landlord shall indemnify, defend, protect, and hold Tenant harmless from and against any and all causes of action, claims, suits, judgments, losses, costs, obligations, damages, expenses, interest, and liabilities, including, without limitation, reasonable attorneys' fees, for any injury or damage to any person or property arising out of or in connection with Landlord's activities on the Premises to the extent such injury or damage has been caused by the act, negligence, fault, or omission of Landlord, its agents, servants, contractors, employees, representatives, licensees, or invitees; provided, however, that the foregoing shall be limited as follows: Landlord shall not be liable to Tenant for any consequential damages, punitive damages, lost profits or foregone business opportunities.

         (c) The foregoing indemnification provisions contained in Section 11 shall survive the termination of this Lease.

12. TENANT INSURANCE. Tenant shall, at its sole cost and expense, at all times during the Lease Term, maintain at a minimum a customary commercial general liability insurance policy with not less than One Million Dollars ($1,000,000.00) combined single limit coverage for both bodily injury and property damage and with umbrella coverage providing at least an additional Two Million Dollars ($2,000,000.00), and insuring against any liability arising out of the ownership, use, occupancy, and maintenance of the Premises and all areas immediately appurtenant thereto. Said insurance coverage shall name Landlord as an additional insured. In addition, Tenant shall maintain at its sole cost and expense at all times during the Lease Term worker's compensation and employer's liability insurance as required by applicable law covering its employment of all persons employed on the Premises.

13. TENANT DEFAULT. Tenant shall be deemed in "TENANT DEFAULT" of this Lease if
(i) Tenant fails to pay any installment of Rent when due and fails to cure such delinquency within five (5) days after receipt of a written notice of such delinquency (provided that such five day cure period shall only apply to the first two delinquencies in any calendar year) or (ii) Tenant fails to perform or comply with any of the other material covenants, terms, or conditions of this Lease that is not cured within thirty (30) days of written notice from Landlord, provided however, as to non-monetary defaults, it will not constitute a Tenant Default if the matter cannot, employing all reasonable diligent efforts, be cured within such thirty (30) day period, so long as Tenant has within such thirty (30) day period commenced curing such material breach and thereafter diligently and continuously proceeds with the curing of same within a reasonable period of time. Upon a Tenant Default, Landlord shall have the option to pursue any remedy available to Landlord at law or in equity for the breach of this Lease, provided, however, that in any action for damages, Landlord shall only be entitled to recover its actual damages and shall have no right to recover consequential damages, punitive damages, lost profits or foregone business opportunities. Monetary payments not made by Tenant after the five (5) day cure period shall bear compound interest per annum from and after the date it was due at the lesser of (i) the Prime Rate (as defined by The Wall Street Journal from time to time), plus five percent (5%), or (ii) the maximum amount of interest permitted by law.

14. DEFAULT BY LANDLORD. Landlord shall not be in default of any obligation of Landlord hereunder (a "LANDLORD DEFAULT") unless and until Landlord has failed to perform such obligation within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, it will not constitute a Landlord Default if the matter cannot, employing all reasonable diligent efforts, be cured within such thirty (30) day period, so long as Tenant has within such thirty (30) day period commenced curing such material breach and thereafter diligently and continuously proceeds with the curing of same within a reasonable period of time. Upon a Landlord Default, Tenant shall have the option to pursue any remedy available to Tenant at law or in equity for the breach of this Lease, provided, however, that in any action for damages, Landlord shall only be entitled to recover its actual damages and shall have no right to recover consequential damages, punitive damages, lost profits or foregone business opportunities.

15. NOTICES. All notices or other communications required or permitted hereunder to be delivered as communicated from one party to another shall be in writing, and shall be personally delivered (including by means of professional messenger service), by facsimile (provided that a confirming copy is sent by air courier or messenger within two (2) business days thereafter), or by recognized overnight air courier (e.g., Federal Express) and shall be deemed received upon the date of receipt thereof and addressed as follows:

         To Landlord:                         To Tenant:

         Quantum Ventures, LLC                Hines Nurseries, Inc.
         c/o Jose Luis Machado, Esq.          12621 Jeffrey Road
         8500 S.W. 8th Street, Suite 238      Irvine, CA 92620-2101
         Miami, Florida 33144                 Telephone:  (949) 936-8340
         Telephone:  (305) 261-5355           Facsimile:  (949) 936-8371
         Facsimile:   (305) 261-4199          Attention:  Bill Robertson

                                              With a Copy To:

                                              Paul, Hastings, Janofsky & Walker,
                                                LLP
                                              695 Town Center Drive
                                              Seventeenth Floor
                                              Costa Mesa, California 92626
                                              Telephone: (714) 668-6236
                                              Facsimile: (714) 668-6336
                                              Attention: John F. Simonis, Esq.

Either party may specify a different address for notice purposes by delivery of written notice to the other party as provided herein.

16. SUBORDINATION. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "MORTGAGE"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage is referred to herein as "LANDLORD'S MORTGAGEE"), including any modifications, renewals or extensions of such Mortgage; provided, however, such subordination shall be conditioned on Landlord's delivery of a commercially reasonable subordination, non-disturbance and subordination agreement to Tenant from each of Landlord's Mortgagees. Notwithstanding the foregoing, Tenant agrees that any such Landlord's Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as Landlord's Mortgagee may deem appropriate in its discretion. Tenant agrees to execute commercially reasonable instruments subordinating this Lease or attorning to the Landlord's Mortgagee as Landlord may request within ten (10) business days after receipt of written request from Landlord therefor. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such commercially reasonable agreements confirming such attornment as such party may reasonably request.

17. LEGAL COSTS. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Lease, then in that event the prevailing party shall be entitled to have and recover of and from the other part all costs and expenses of the action or suit, including, without limitation, reasonable attorneys' fees and other professional fees resulting therefrom.

18. HOLDING OVER. Tenant shall not be permitted to hold over for any period of time beyond the expiration or earlier termination of this Lease for any reason or length of time. If Tenant shall hold over for any period whatsoever, Tenant shall be a tenant at sufferance, subject to eviction without notice.

19. BROKERS. Landlord and Tenant each represent and warrant to the other that the representing party has taken no action which would or could result in any liability or obligation for any brokerage commission or finder's fee arising from or relating to the transaction contemplated by this Lease. Each party agrees to indemnify, defend and hold the other party harmless from any claims, demands, obligations, liabilities, losses, damages, costs or expenses, including without limitation, attorneys' fees arising in connection with any brokers or finders fees which are due or which are claimed to be due as a result of the actions of the indemnifying party. This indemnification provision shall survive the Lease Term or the earlier termination of this Lease.

20. MATTERS OF CONSTRUCTION. All exhibits attached and referred to in this Lease are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Lease. This Lease contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. Subject to this
Section 20, time is of the essence of this Lease. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Lease during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "business day" means any day other than a Saturday, Sunday or federal or Florida state holiday. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. Section headings shall not be used in construing this Lease. Except as expressly provided in this Lease to the contrary, no remedy conferred upon a party in this Lease is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided). No waiver by a party of any breach of this Lease or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Lease or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Lease or shall prevent the exercise of any right by the first party while the other party continues to be so in default. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party. This Lease shall be construed and enforced in accordance with the internal laws of the State of Florida (without regard to conflicts of law). Except as expressly provided herein to the contrary, nothing in this Lease, expressed or implied, is intended to confer any rights or remedies upon any person, other than the parties hereto and, subject to the restrictions on assignment herein contained, their respective successors and assigns. This Lease may be amended only by written amendments executed by all parties. This Lease may be executed in any number of counterparts, provided each of the parties hereto executes at least one counterpart; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                         TENANT:

Signed sealed and delivered              HINES NURSERIES, INC.
in the presence of:

________________________________         By: ___________________________________
Print Name: ____________________         Name: _________________________________
                                         Its: __________________________________
________________________________
Print Name:_____________________





                                         LANDLORD:

                                         [_____________________________________]


________________________________         By: ___________________________________
Print Name: ____________________         Name: _________________________________
                                         Its: __________________________________
________________________________
Print Name:_____________________

                              EXHIBIT "A" TO LEASE

                    DEPICTION AND DESCRIPTION OF THE PROPERTY

PARCEL 1:

The North Half of the Northwest Quarter of the Southeast Quarter of Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida.

AND PARCEL 2:

The South Half of the South Half of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND

PARCEL 3:

The Southwest two acres in the Northeast Quarter also know as a Tract 295.16 feet by 295.16 feet in the Southwest corner of Southwest Quarter of Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

LESS ALL DEDICATIONS AND CONVEYANCES FOR HIGHWAY AND ROAD, OVER THE FOLLOWING:

The West 35 feet of the South 295.16 feet of the Southwest Quarter of the Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The South 35 feet of the West 295.16 feet of the Southeast Quarter of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The area bounded by the North line of the South 35 feet of the Northeast Quarter of said Section 33, and bounded by the East line of the West 35 feet of the Northeast Quarter of said Section 33, and bounded by a 25 foot radius arc concave to the Northeast, said arc being tangent to both of the last described lines, as contained in instrument filed in Official Records Book 9481, Page 2273, October 26, 1976.

AND LESS

West 35 feet of South Half of South Half of the Northwest Quarter as contained in instrument filed June 14, 1940, under Clerk's File No. N-32072.

AND

PARCEL 4:

The South 340 feet of the North Three Quarters of the Northwest Quarter of
Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida, LESS the West 35 feet thereof.

PARCEL 5:

The North 160.76 feet of the West Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, subject to a dedication of the West 35 feet thereof, to Miami-Dade County, for road purposes as reflected in that Right-of-Way Deed filed August 30, 1939, in Deed Book 1996, Page 238, of the Public Records of Miami-Dade County, Florida.

AND

PARCEL 6:

The North 338 feet of the Northeast Quarter of the Southwest Quarter AND the North 338 feet of the East Half of the Northwest Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, situated, lying and being in Miami-Dade County, Florida.

AND

PARCEL 7:

Track 27 LESS the South 5 feet and external area, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 26, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 28, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Track 29, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

                              EXHIBIT "B" TO LEASE

                        DEPICTION OF THE REDUCED PREMISES

                                    EXHIBIT D
                                  FORM OF DEED
                                  ------------

WHEN RECORDED MAIL TO:
_______________________________
_______________________________
_______________________________
_______________________________


                              SPECIAL WARRANTY DEED
                              ---------------------

         For the consideration of Ten Dollars ($10.00), and other valuable consideration, the receipt of which is hereby acknowledged, [_________________] ("GRANTOR"), whose address is [_________________] hereby granted, bargained, sold, aliened, remised, released, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey and confirm unto [_________________] ("GRANTEE") the following described real property situated in Miami-Dade County, Florida, together with all rights and privileges appurtenant thereto:

         See legal description set forth in Exhibit A attached and incorporated by this reference (the "Property").

         Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, separate estate, property, possession, claim and demand whatsoever, as well as in equity, of the Grantor, of in and to the same, and every part and parcel thereof, with the appurtenances.

         SUBJECT TO zoning and other requirements imposed by governmental authorities the liens of taxes and assessments for the current year and subsequent years, and all easements, restrictions, reservations and other matters whether or not of record, which are not intended to reimpose same.

         Grantee, by acceptance of this Special Warranty Deed, hereby covenants and agrees, for itself and its successors and assigns that neither Grantee, nor Grantee's tenants (other than Grantor and Grantor's successors and assigns pursuant to the lease entered into by and between Grantor and Grantee), agents, employees, invitees, successors or assigns shall operate a nursery on the Property for the purposes of growing, storing or selling any of the following plants: (i) tropical colors and plants (other than plants in pots or boxes larger than 5 gallons), (ii) bedding plants, (iii) perennials, (iv) annuals, (v) ground covers, (vi) poinsettias, and (vii) shrubs. In the event that Grantee or Grantee's tenants, successors or assigns conduct nursery operations on the Property in violation of the forgoing restriction, Grantor and/or its successors or assigns may seek any remedy at law or equity available due to such breach, including an injunction or money damages.

         To have and to hold the above granted, bargained and described premises with the appurtenances, unto the Grantee, its successors and assigns, to its own proper use, benefit and behoof forever.

         And Grantor does covenant unto Grantee that Grantor is legally seized of the Property in fee simple; that the Grantor has good right and lawful authority to sell and convey the Property; and Grantor does warrant the title to said land subject to the matters referred to above and will defend the same against the lawful claims of all persons claiming by, through or under the Grantor, but not otherwise.

         Dated this ___ day of ___________, 200__.


                                         GRANTOR:



Signed sealed and delivered              [_________________]
in the presence of:

________________________________         By: ___________________________________
Print Name: ____________________         Name: _________________________________
                                         Its: __________________________________
________________________________
Print Name:_____________________

STATE OF __________________  )
                             )  ss:
COUNTY OF ________________   )


         On this _____ day of ___________, 200__, before me, personally appeared ___________________, as ___________________ of ___________________, who is
personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to this instrument, and acknowledged to me that he/she executed it on behalf of said corporation.


                                           _________________________________
                                           Notary Public

                                           My commission expires:_____________

                       EXHIBIT A TO SPECIAL WARRANTY DEED
                                LEGAL DESCRIPTION



PARCEL 1:

The North Half of the Northwest Quarter of the Southeast Quarter of Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida.

AND PARCEL 2:

The South Half of the South Half of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND

PARCEL 3:

The Southwest two acres in the Northeast Quarter also know as a Tract 295.16 feet by 295.16 feet in the Southwest corner of Southwest Quarter of Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

LESS ALL DEDICATIONS AND CONVEYANCES FOR HIGHWAY AND ROAD, OVER THE FOLLOWING:

The West 35 feet of the South 295.16 feet of the Southwest Quarter of the Northeast Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The South 35 feet of the West 295.16 feet of the Southeast Quarter of the Northwest Quarter of Section 33, Township 55 South Range 39 East, lying and being in Miami-Dade County, Florida.

AND LESS

The area bounded by the North line of the South 35 feet of the Northeast Quarter of said Section 33, and bounded by the East line of the West 35 feet of the Northeast Quarter of said Section 33, and bounded by a 25 foot radius arc concave to the Northeast, said arc being tangent to both of the last described lines, as contained in instrument filed in Official Records Book 9481, Page 2273, October 26, 1976.

AND LESS

West 35 feet of South Half of South Half of the Northwest Quarter as contained in instrument filed June 14, 1940, under Clerk's File No. N-32072.

AND

PARCEL 4:

The South 340 feet of the North Three Quarters of the Northwest Quarter of
Section 33, Township 55 South, Range 39 East, lying and being in Miami-Dade County, Florida, LESS the West 35 feet thereof.

PARCEL 5:

The North 160.76 feet of the West Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, subject to a dedication of the West 35 feet thereof, to Miami-Dade County, for road purposes as reflected in that Right-of-Way Deed filed August 30, 1939, in Deed Book 1996, Page 238, of the Public Records of Miami-Dade County, Florida.

AND

PARCEL 6:

The North 338 feet of the Northeast Quarter of the Southwest Quarter AND the North 338 feet of the East Half of the Northwest Quarter of the Southwest Quarter of Section 33, Township 55 South, Range 39 East, situated, lying and being in Miami-Dade County, Florida.

AND

PARCEL 7:

Track 27 LESS the South 5 feet and external area, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 26, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Tract 28, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

AND

Track 29, LESS the West 5 feet for the Right-of-Way, of 2ND REVISED PLAT OF RICHMOND, according to the Plat thereof, as recorded in Plat Book 31, Page 69, of the Public Records of Miami-Dade County, Florida.

                                    EXHIBIT E

                               FIRPTA CERTIFICATE
                               ------------------

                       CERTIFICATION OF NON-FOREIGN STATUS
                       -----------------------------------


         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by ______________________, a _____________________ company ("TRANSFEROR"), the undersigned hereby certifies to _______________________, a _______________________ ("TRANSFEREE"), the
following on behalf of Transferor:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust and foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. Transferor's U.S. employer identification number is 33-0411319; and

         3. Transferor's office address is 12621 Jeffrey Road, Irvine, CA 92620-2101.

         4. Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

         Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign the document on behalf of the Transferor.


Dated: _________, 200_

                                                     TRANSFEROR

                                                     HINES NURSERIES, INC.,
                                                     a California corporation

                                                     By:________________________
                                                     Name: _____________________
                                                     Its: ______________________